UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934
__________________________

GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	32-0163571 (I.R.S. Employer Identification No.)

39 East Union Street, Pasadena, California (Address of principal executive offices)	91103 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: 7.875% Senior Notes due 2025	Name of each Exchange on which each class is to be registered: The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration file number to which this form relates: 333-227399

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The title of the registrant's securities to be registered hereunder is 7.875% Senior Notes due 2025 (the "Senior Notes"). The Senior Notes have been issued pursuant to the Registrant's effective registration statement on Form S-3 (No. 333-227399). The description of the Senior Notes set forth under the caption "Description of Debt Securities” in the prospectus dated and filed with the Securities and Exchange Commission on September 18, 2018 is incorporated herein by reference, and that description is supplemented by the "Description of the Notes" in the prospectus supplement dated October 21, 2020 and filed with the Securities and Exchange Commission on October 23, 2020, which is also incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

4.1
Indenture dated as of June 18, 2014 between General Finance Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on June 18, 2014)

4.2
Third Supplemental Indenture dated October 27, 2020 by and among GFN, Wells Fargo Bank National Association, as original trustee, and The Bank of New York Mellon Trust Company, N.A. as series trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on October 27, 2020)

4.3	Form of 7.875% Senior Note due 2025 (included as Exhibit A to Exhibit 4.2 above)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL FINANCE CORPORATION

Dated: October 27, 2020	By:	/s/ Christopher A. Wilson
Christopher A. Wilson
General Counsel, Vice President & Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1
Indenture dated as of June 18, 2014 between General Finance Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on June 18, 2014)

4.2
Third Supplemental Indenture dated October 27, 2020 by and among GFN, Wells Fargo Bank National Association, as original trustee, and The Bank of New York Mellon Trust Company, N.A. as series trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on October 27, 2020)

4.3	Form of 7.875% Senior Note due 2025 (included as Exhibit A to Exhibit 4.2 above)